UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 5, 2025

VOLATO GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41104	86-2707040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1954 Airport Road, Suite 124

Chamblee, GA 30341

(Address of principal executive offices) (zip code)

844-399-8998

Registrant’s telephone number, including area code

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	SOAR	NYSE American LLC
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $287.50	SOARW	OTC Markets Group, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into A Material Definitive Agreement.

On December 5, 2025, Volato Group, Inc. (the “Company”) entered into an ATM Sales Agreement (the “Agreement”) with Virtu Americas LLC (the “Agent”) pursuant to which the Agent will act as the Company’s sole sales agent or principal with respect to the offer and sale from time-to-time of shares of the Company’s Class A Common Stock, par value $0.0001 per share, having an aggregate gross sales price of an aggregate of up to $9,300,000 (the “Shares”), which is based on the limitations of General Instruction I.B.6 of Form S-3. Sales of the Shares, if any, will be made by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act of 1933, as amended (the “Act”), which includes sales made directly on the NYSE American LLC and such other sales as agreed upon by the Company and the Agent. Any Shares sold will be issued pursuant to a shelf registration statement on Form S-3 (File No. 333-290219) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on September 12, 2025, and declared effective by the SEC on September 30, 2025, the prospectus contained in the Registration Statement, and a prospectus supplement dated December 8, 2025.

The Company has agreed to pay the Agent a commission of up to 3.0% of the gross sales price of any Shares sold in the offering. The Company will also reimburse the Agent for certain specified expenses in connection with its services under the Agreement.

The Company may sell the Shares in amounts and at times to be determined by the Company from time to time subject to the terms and conditions of the Agreement but is not obligated to sell, and the Agent is not obligated to buy or sell, any Shares under the Agreement. No assurance can be given that the Company will sell any Shares under the Agreement, or, if it does, as to the price or amount of Shares that it sells or the dates when such sales will take place.

The Company or Agent may suspend or terminate the offering of Shares upon proper notice to the other party and subject to other conditions. The Agent will use its commercially reasonable efforts consistent with its normal sales and trading practices to place the Shares, subject to the terms of the Agreement. The Agreement will automatically terminate when the sale of the Shares reaches an aggregate offering amount equal to $9,300,000, or sooner if terminated as permitted by the Agreement.

The Company made certain customary representations, warranties, and covenants in the Agreement and also agreed to indemnify the Agent against certain liabilities, including liabilities under the Act. The Agreement is not intended to provide any other factual information about the Company. The representations, warranties, and covenants contained in the Agreement were made only for purposes of the Agreement, including the allocation of risk between the Company and the Agent, and as of specific dates, were solely for the benefit of the Company and the Agent, and may be subject to limitations agreed upon by the Company and the Agent, including being qualified by confidential disclosures exchanged between the Company and the Agent in connection with the execution of the Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Company is filing the opinion of its counsel, Dykema Gossett PLLC, relating to the legality of the issuance and sale of the Shares as Exhibit 5.1 hereto, which is incorporated herein by reference and into the Registration Statement.

This Current Report on Form 8-K, including the exhibits filed herewith, shall not constitute an offer to sell or the solicitation of an offer to buy any securities that may be sold pursuant to the Agreement, nor shall there be any sale of securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
1.1	ATM Sales Agreement, dated December 5, 2025, with Virtu Americas LLC.
5.1	Opinion of Dykema Gossett PLLC.
23.1	Consent of Dykema Gossett PLLC (included in the opinion filed as Exhibit 5.1).
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2025

Volato Group, Inc.

By:	/s/ Mark Heinen
Name:	Mark Heinen
Title:	Chief Financial Officer